Exhibit 99.1

Investor Relations:
Jess Lubert
Juniper Networks
(408) 936-3734
jlubert@juniper.net

Media Relations:
Leslie Moore
Juniper Networks
(408) 936-5767
llmoore@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2019 FINANCIAL RESULTS

SUNNYVALE, Calif., January 27, 2020 - Juniper Networks (NYSE: JNPR), a leader in secure, AI-driven networks, today reported preliminary financial results for the three months and fiscal year ended December 31, 2019 and provided its outlook for the three months ending March 31, 2020.

Fourth Quarter 2019 Financial Performance
Net revenues were $1,208.1 million, an increase of 2% year-over-year, and an increase of 7% sequentially.
GAAP operating margin was 14.8%, a decrease from 16.7% in the fourth quarter of 2018, and an increase from 12.2% in the third quarter of 2019.
Non-GAAP operating margin was 20.3%, a decrease from 21.1% in the fourth quarter of 2018, and an increase from 18.3% in the third quarter of 2019.
GAAP net income was $168.4 million, a decrease of 12% year-over-year, and an increase of 70% sequentially, resulting in diluted earnings per share of $0.49.
Non-GAAP net income was $198.7 million, a decrease of 3% year-over-year, and an increase of 19% sequentially, resulting in non-GAAP diluted earnings per share of $0.58.
Full Year 2019 Financial Performance
Net revenues were $4,445.4 million, a decrease of 4% year-over-year.
GAAP operating margin was 9.9%, a decrease from 12.3% in fiscal year 2018.
Non-GAAP operating margin was 16.6%, a decrease from 18.1% in fiscal year 2018.
GAAP net income was $345.0 million, a decrease of 39% year-over-year, resulting in diluted earnings per share of $0.99, a decrease of 38% year-over-year. The change in GAAP net income was primarily due to a higher tax rate and lower revenue.
Non-GAAP net income was $597.5 million, a decrease of 10% year-over-year, resulting in diluted earnings per share of $1.72, a decrease of 9% year-over-year.

The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Preliminary Net Revenues by Geographic Region table below.
“We returned to year-over-year growth during the December quarter and saw encouraging trends across various areas of our business, including record Enterprise sales, double digit year-over-year growth in the Cloud, solid momentum with Mist, and another quarter of strength in our services organization,” said Juniper’s CEO, Rami Rahim. “We believe we are executing well and positioned to sustainably grow the business starting this year.”

“We experienced better than expected top and bottom-line results during the December quarter,” said Juniper’s CFO, Ken Miller. “While we are making some incremental investments for growth that are expected to cause non-GAAP operating expenses to increase during the upcoming year, we still expect non-GAAP earnings to grow in 2020 and leverage to improve in future years.”

Balance Sheet and Other Financial Results
Total cash, cash equivalents, and investments as of December 31, 2019 were $2,543.6 million, compared to $3,758.1 million as of December 31, 2018, and $2,826.7 million as of September 30, 2019.
Net cash flows provided by operations for the fourth quarter of 2019 was $95.7 million, compared to $212.4 million in the fourth quarter of 2018, and $185.0 million in the third quarter of 2019.
Days sales outstanding in accounts receivable was 66 days in the fourth quarter of 2019, compared to 58 days in the fourth quarter of 2018, and 51 days in the third quarter of 2019.
Capital expenditures were $26.1 million, and depreciation and amortization expense was $55.2 million during the fourth quarter of 2019.

Outlook
These metrics are provided on a non-GAAP basis, except for revenue and share count. Non-GAAP earnings per share is on a fully diluted basis. The outlook assumes that the exchange rate of the U.S. dollar to other currencies will remain relatively stable at current levels.

At the mid-point of guidance, we expect year-over-year growth in the first quarter for revenue and non-GAAP earnings per share.

We expect revenue and non-GAAP earnings per share to grow on a sequential basis beyond the first quarter and we expect modest growth for the full year.

We expect non-GAAP gross margin to experience normal seasonal patterns in the first quarter and improve with volume through the course of the year. While non-GAAP gross margin can be difficult to predict, and can be impacted by deal and customer mix, we currently expect full year gross margin to be flat to slightly up versus 2019 levels.

We expect first quarter non-GAAP operating expense to increase sequentially due to the reset of variable compensation and typical seasonal increase of fringe costs. We expect quarterly non-GAAP operating expense to remain near first quarter levels through the course of the year. While we expect total non-GAAP operating expense to be up on a full year basis as we invest to take advantage of market opportunities, we remain committed to disciplined expense management and expect earnings to grow in 2020.

For 2020, we expect a non-GAAP tax rate on worldwide earnings to be 19% plus or minus 1%.

Our Board of Directors has declared a 5% increase in our quarterly cash dividend to $0.20 per share to be paid on March 23, 2020 to shareholders of record as of the close of business on March 2, 2020.

Our guidance for the quarter ending March 31, 2020 is as follows:
•Revenue will be approximately $1,030 million, plus or minus $30 million.
•Non-GAAP gross margin will be approximately 59.5%, plus or minus 1%.
•Non-GAAP operating expenses will be approximately $495 million, plus or minus $5 million.
•Non-GAAP operating margin will be approximately 11.5% at the mid-point of revenue guidance.
•Non-GAAP tax rate will be approximately 19%.
•Non-GAAP net income per share will be approximately $0.27, plus or minus $0.03. This assumes a share count of approximately 340 million.
All forward-looking non-GAAP measures exclude estimates for amortization of intangible assets, share-based compensation expenses, acquisition and strategic investment related charges, restructuring benefits or charges, impairment charges, strategic partnership-related charges, legal reserve and settlement charges or benefits, gain or loss on equity investments, loss on extinguishment of debt, retroactive impact of certain tax settlements, significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of further changes to previously announced tariffs and the impact of any future acquisitions, divestitures, or joint ventures that may occur in the period. Juniper is unable to provide a reconciliation of non-GAAP guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. For example, share-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. Amortization of intangible assets is significantly impacted by the timing and size of any future acquisitions. The items that are being excluded are difficult to predict and a reconciliation could result in disclosure that would be imprecise or potentially misleading. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically and may continue to vary significantly from quarter to quarter.

Fourth Quarter and Fiscal Year 2019 Financial Commentary Available Online
A CFO Commentary reviewing the Company’s fourth quarter 2019 and fiscal year 2019 financial results, as well as the first quarter 2020 financial outlook will be furnished to the SEC on Form 8-K and published on the Company’s website at http://investor.juniper.net. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Conference Call Webcast
Juniper Networks will host a conference call webcast today, January 27, 2020, at 2:00 pm PT, to be broadcast live over the Internet at http://investor.juniper.net. To participate via telephone in the US, the toll-free number is 1-877-407-8033. Outside the US, dial +1-201-689-8033. Please call 10 minutes prior to the scheduled conference call time. The webcast replay will be archived on the Juniper Networks website.

About Juniper Networks
Juniper Networks challenges the inherent complexity that comes with networking in the multicloud era. We do this with products, solutions and services that transform the way people connect, work and live. We simplify the process of transitioning to a secure and automated multicloud environment to enable secure, AI-driven networks that connect the world. Additional information can be found at Juniper Networks (www.juniper.net).

Investors and others should note that the Company announces material financial and operational information to its investors using its Investor Relations website, press releases, SEC filings and public conference calls and webcasts. The Company also intends to use the Twitter account @JuniperNetworks and the Company’s blogs as a means of disclosing information about the Company and for complying with its disclosure obligations under Regulation FD. The social media channels that the Company intends to use as a means of disclosing information described above may be updated from time to time as listed on the Company’s Investor Relations website.
Juniper Networks, the Juniper Networks logo, Juniper, and Junos are registered trademarks of Juniper Networks, Inc. and/or its affiliates in the United States and other countries. Other names may be trademarks of their respective owners.

Safe Harbor
Statements in this release concerning Juniper Networks’ business, economic and market outlook, including currency exchange rates; our expectations around obtaining revenue, earnings and gross margin growth; our expectations regarding our operating expenses (including on a first quarter and full year basis) and non-GAAP tax rate; our financial guidance; and our overall future prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of several factors, including: general economic and political conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending by our customers, including Cloud providers and Service Providers; the network capacity requirements of our customers and, in particular, Cloud and telecommunication service providers; contractual terms that may result in the deferral of revenue; the timing of orders and their fulfillment; manufacturing and supply chain costs, constraints, changes or disruptions; availability and pricing of key product components; delays in scheduled product availability; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; product defects, returns or vulnerabilities; significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the Tax Cuts and Jobs Act, and judicial or administrative interpretation of tax regulations; legal settlements and resolutions; the potential impact of activities related to the execution of capital return, restructurings and product rationalization; the impact of import tariffs, depending on their scope and how they are implemented; and other factors listed in Juniper Networks’ most recent report on Form 10-Q or 10-K filed with the Securities and Exchange Commission. Note that our estimates as to tax rate on our business are based on current tax law, including current interpretations of the Tax Cuts and Jobs Act, and could be materially affected by changing interpretations of the Act, as well as additional legislation and guidance around the Act. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information made in this release in the event facts or circumstances subsequently change after the date of this press release. We have not filed our Form 10-K for the year ended December 31, 2019. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time we file the Form 10-K.

Use of Non-GAAP Financial Information
Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the "Discussion of Non-GAAP Financial Measures" section of this press release. The following tables and reconciliations can also be found on our Investor Relations website at http://investor.juniper.net.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net revenues:
Product	$791.9	$776.7	$2,867.7	$3,107.1
Service	416.2	404.3	1,577.7	1,540.4
Total net revenues	1,208.1	1,181.0	4,445.4	4,647.5
Cost of revenues:
Product	338.7	321.7	1,227.0	1,277.2
Service	150.1	148.4	601.6	629.1
Total cost of revenues	488.8	470.1	1,828.6	1,906.3
Gross margin	719.3	710.9	2,616.8	2,741.2
Operating expenses:
Research and development	239.6	231.2	955.7	1,003.2
Sales and marketing	246.5	224.9	939.3	927.4
General and administrative	54.9	53.0	244.3	231.1
Restructuring (benefits) charges	(0.3)	5.0	35.3	7.3
Total operating expenses	540.7	514.1	2,174.6	2,169.0
Operating income	178.6	196.8	442.2	572.2
Other expense, net	(4.6)	(8.4)	(27.8)	(39.5)
Income before income taxes	174.0	188.4	414.4	532.7
Income tax provision (benefit)	5.6	(3.8)	69.4	(34.2)
Net income	$168.4	$192.2	$345.0	$566.9

Net income per share:
Basic	$0.50	$0.56	$1.01	$1.62
Diluted	$0.49	$0.55	$0.99	$1.60
Shares used in computing net income per share:
Basic	336.2	345.4	343.2	349.0
Diluted	340.8	350.8	348.2	354.4

Juniper Networks, Inc.
Preliminary Net Revenues by Product and Service
(in millions)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Routing	$424.1	$444.6	$1,623.2	$1,839.7
Switching	267.4	228.5	901.0	934.4
Security	100.4	103.6	343.5	333.0
Total Product	791.9	776.7	2,867.7	3,107.1
Total Service	416.2	404.3	1,577.7	1,540.4
Total	$1,208.1	$1,181.0	$4,445.4	$4,647.5

Juniper Networks, Inc.
Preliminary Net Revenues by Vertical
(in millions)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Cloud	$279.8	$237.5	$1,059.8	$1,049.9
Service Provider	492.5	516.4	1,827.8	2,066.7
Enterprise	435.8	427.1	1,557.8	1,530.9
Total	$1,208.1	$1,181.0	$4,445.4	$4,647.5

Juniper Networks, Inc.
Preliminary Net Revenues by Geographic Region
(in millions)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Americas	$676.8	$634.8	$2,518.0	$2,541.2
Europe, Middle East, and Africa	335.7	344.0	1,215.3	1,290.8
Asia Pacific	195.6	202.2	712.1	815.5
Total	$1,208.1	$1,181.0	$4,445.4	$4,647.5

Juniper Networks, Inc.
Preliminary Reconciliations between GAAP and non-GAAP Financial Measures
(in millions, except percentages and per share amounts)
(unaudited)

		Three Months Ended			Twelve Months Ended
		December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP operating income		$178.6	$138.5	$196.8	$442.2	$572.2
GAAP operating margin		14.8%	12.2%	16.7%	9.9%	12.3%
Share-based compensation expense	C	55.1	57.5	36.9	202.2	217.1
Share-based payroll tax expense	C	0.4	0.3	0.4	6.1	7.0
Amortization of purchased intangible assets	A	9.9	9.9	4.3	34.6	17.4
Restructuring (benefits) charges	B	(0.3)	(1.1)	5.0	35.3	7.3
Acquisition and strategic investment related charges	A	1.0	2.4	4.3	17.9	4.4
Strategic partnership-related charges	B	—	—	1.0	0.8	3.1
Legal reserve and settlement (benefits) charges	B	—	(0.2)	—	(0.2)	11.4
Non-GAAP operating income		$244.7	$207.3	$248.7	$738.9	$839.9
Non-GAAP operating margin		20.3%	18.3%	21.1%	16.6%	18.1%

GAAP net income		$168.4	$99.3	$192.2	$345.0	$566.9
Share-based compensation expense	C	55.1	57.5	36.9	202.2	217.1
Share-based payroll tax expense	C	0.4	0.3	0.4	6.1	7.0
Amortization of purchased intangible assets	A	9.9	9.9	4.3	34.6	17.4
Restructuring (benefits) charges	B	(0.3)	(1.1)	5.0	35.3	7.3
Acquisition and strategic investment related charges	A	1.0	2.4	4.3	17.9	4.4
Strategic partnership-related charges	B	—	—	1.0	0.8	3.1
Legal reserve and settlement (benefits) charges	B	—	(0.2)	—	(0.2)	11.4
Loss on equity investments	B	0.8	3.4	1.3	8.8	4.1
Loss on extinguishment of debt	B	—	15.3	—	15.3	—
Estimated tax expense from income tax reform	B	—	—	3.2	—	3.2
Recognition of previously unrecognized tax benefits	B	(25.4)	—	(5.4)	(25.4)	(73.0)
Reduction of expected tax liabilities from tax accounting method change	B	—	—	(26.7)	—	(59.9)
Income tax effect of non-GAAP exclusions	B	(11.2)	(20.2)	(10.8)	(42.9)	(42.6)
Non-GAAP net income		$198.7	$166.6	$205.7	$597.5	$666.4

GAAP diluted net income per share		$0.49	$0.29	$0.55	$0.99	$1.60
Non-GAAP diluted net income per share	D	$0.58	$0.48	$0.59	$1.72	$1.88
Shares used in computing diluted net income per share		340.8	345.5	350.8	348.2	354.4

Discussion of Non-GAAP Financial Measures
This press release, including the tables above, includes the following non-GAAP financial measures derived from our Preliminary Consolidated Statements of Operations: operating income; operating margin; net income; and diluted net income per share. These measures are not presented in accordance with, nor are they a substitute for GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, certain of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.
We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operation, we mean the ongoing revenue and expenses of the business, excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the table above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition and Strategic Investment Related Charges, Other Items, and Share-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below. With respect to the items excluded from our forward-looking non-GAAP measures and reconciliation of such measures, please see the “Outlook” section above.
Note A: Acquisition and Strategic Investment Related Charges. We exclude certain expense items resulting from acquisitions including amortization of purchased intangible assets associated with our acquisitions. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.
Note B: Other Items. We exclude certain other items that are the result of either unique, infrequent or unplanned events, including the following, when applicable: (i) restructuring charges or benefits; (ii) strategic partnership-related charges (iii) legal reserve and settlement charges or benefits; (iv) gain or loss on equity investments; (v) loss on extinguishment of debt; (vi) significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform; (vii) recognition of previously unrecognized tax benefits that are non-recurring in nature; (viii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these transactions may limit the comparability of our on-going operations with prior and future periods. Restructuring benefits or charges result from events that arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. These expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. We also exclude certain expenses incurred for the formation of a strategic partnership, as they are directly related to an event that is distinct and does not reflect current ongoing business operations. In the case of legal reserves and settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Additionally, we exclude previously unrecognized tax benefits that are non-recurring in nature which are recorded in the period in which applicable statutes of limitation lapse or upon the completion of tax review cycles as the tax matter may relate to multiple or different periods. Further, the impact of certain income tax reform, including the revaluation of our deferred tax assets and liabilities are unique events that occur in periods that are generally unrelated to the level of business activity to which such tax reform or legislation applies. We believe these tax events limit the comparability with prior periods and that these expenses or benefits do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts both included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.
Note C: Share-Based Compensation Related Items. We provide non-GAAP information relative to our expense for share-based compensation and related payroll tax. Due to the varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of share-based compensation, we believe that the exclusion of share-based compensation and related payroll tax allows for more accurate comparisons of our operating results to our peer companies and is useful to investors to understand the impact of share-based compensation to our results of operations. Further, expense associated with granting share-based awards does not reflect any cash expenditures by the company as no cash is expended.
Note D: Non-GAAP Net Income Per Share Items. We provide diluted non-GAAP net income per share. The diluted non-GAAP net income per share includes additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,215.8	$2,489.0
Short-term investments	738.0	1,070.1
Accounts receivable, net of allowances	879.7	754.6
Prepaid expenses and other current assets	376.3	268.1
Total current assets	3,209.8	4,581.8
Property and equipment, net	830.9	951.7
Operating lease right-of-use assets	169.7	—
Long-term investments	589.8	199.0
Purchased intangible assets, net	185.8	118.5
Goodwill	3,337.1	3,108.8
Other long-term assets	514.6	403.5
Total assets	$8,837.7	$9,363.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$219.5	$208.8
Accrued compensation	229.0	221.0
Deferred revenue	812.9	829.3
Short-term portion of long-term debt	—	349.9
Other accrued liabilities	282.5	233.5
Total current liabilities	1,543.9	1,842.5
Long-term debt	1,683.9	1,789.1
Long-term deferred revenue	410.5	384.3
Long-term income taxes payable	372.6	404.4
Long-term operating lease liabilities	158.1	—
Other long-term liabilities	58.1	119.8
Total liabilities	4,227.1	4,540.1
Total stockholders' equity	4,610.6	4,823.2
Total liabilities and stockholders' equity	$8,837.7	$9,363.3

Juniper Networks, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Twelve Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$345.0	$566.9
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation expense	202.2	217.1
Depreciation, amortization, and accretion	210.3	210.5
Deferred income taxes	2.9	42.6
Operating lease assets expense	42.0	—
Loss on extinguishment of debt	15.3	—
Other	3.5	9.6
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(118.1)	96.3
Prepaid expenses and other assets	(100.7)	(70.9)
Accounts payable	6.4	3.5
Accrued compensation	6.5	41.4
Income taxes payable	(40.5)	(269.2)
Other accrued liabilities	(46.8)	(11.4)
Deferred revenue	0.9	24.7
Net cash provided by operating activities	528.9	861.1
Cash flows from investing activities:
Purchases of property and equipment	(109.6)	(147.4)
Purchases of available-for-sale debt securities	(3,209.8)	(1,228.5)
Proceeds from sales of available-for-sale debt securities	1,520.0	1,070.2
Proceeds from maturities and redemptions of available-for-sale debt securities	1,642.3	910.2
Purchases of equity securities	(107.1)	(17.5)
Proceeds from sales of equity securities	14.2	36.9
Payments for business acquisitions, net of cash and cash equivalents acquired	(270.9)	(16.4)
Subsequent payments related to acquisitions in prior years	(7.3)	(42.7)
Net cash (used in) provided by investing activities	(528.2)	564.8
Cash flows from financing activities:
Repurchase and retirement of common stock	(554.9)	(756.6)
Proceeds from issuance of common stock	55.6	56.9
Payment of dividends	(260.1)	(249.3)
Payment of debt	(950.0)	—
Issuance of debt, net	495.2	—
Payment for debt extinguishment costs	(14.6)	—
Change in customer financing arrangement	—	(16.9)
Other	—	(2.7)
Net cash used in financing activities	(1,228.8)	(968.6)
Effect of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(1.2)	(10.6)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(1,229.3)	446.7
Cash, cash equivalents, and restricted cash at beginning of period	2,505.8	2,059.1
Cash, cash equivalents, and restricted cash at end of period	$1,276.5	$2,505.8